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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): APRIL 14, 2004

                          THE MIIX GROUP, INCORPORATED
         ---------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



       DELAWARE                     001-14593                  22-3586492
   ----------------             ----------------          ---------------------
   (State or Other                 (Commission               (IRS Employer
   Jurisdiction of                 File Number)            Identification No.)
   Incorporation)


                                TWO PRINCESS ROAD
                         LAWRENCEVILLE, NEW JERSEY 08648
         ---------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (609) 896-2404
                                                           --------------

                                       N/A
         ---------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

The following information is filed pursuant to Item 5, "Other Events and Regulation FD Disclosure." A copy of the press release issued April 14, 2004, is attached hereto as Exhibit 99.1 and is filed under this Item 5.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)  Exhibits

              99.1  --  Press Release dated April 14, 2004

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The following information is filed pursuant to Item 12, "Results of Operations and Financial Condition."

The MIIX Group, Incorporated (OTC: MIIX) (the "Company") announced today that it would not file its Annual Report on Form 10-K for the year ended December 31, 2003 by the April 14, 2004 extended deadline. The Company had previously filed with the Securities and Exchange Commission a notice on Form 12b-25 stating that it would be unable to file its 2003 Form 10-K by March 30, 2004 and extending the period in which it intended to file its 2003 Form 10-K to April 14, 2004.

The Company is continuing to review its financial results for year-end 2003 to determine its reserve position. As the Company continues to analyze the extent to which the Company's loss experience in fiscal year 2003 is attributable to severity and frequency of claims as contrasted with the acceleration of claims in light of the insurance operations' runoff status, it will also review first quarter 2004 results to aid in its analysis of acceleration of claims. Regardless of its actual magnitude, the reserve adjustment will be substantial and have a material adverse effect on the Company.

CURRENT BUSINESS UPDATE

The Company ceased writing insurance in September 2002, and its insurance operations are currently in runoff. The Company's primary strategy is to manage its insurance operations as efficiently as possible. Thus the Company is focused on servicing policyholders, processing claims and managing its investment portfolio, while continuing to downsize its operations. In addition to managing the runoff, the Company also provides management services to a New Jersey insurance company, MIIX Advantage.

SUMMARY FINANCIAL DATA

As announced, the Company will record a substantial additional reserve increase at December 31, 2003. This increase is primarily attributable to continuing increases in severity

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during 2003 primarily involving the Company's New Jersey physician book and the
Company's hospital book.

The Company is continuing to analyze its 2003 loss experience in an effort to determine the extent to which the experience is attributable to increases in severity and claims frequency as contrasted with acceleration of claims. In connection with this analysis, the Company will review its first quarter 2004 loss experience in order to provide more current information.

Because the Company has not yet established the reserve increase for December 31, 2003, it cannot at this time report its results for the year ended. The Company's capital position and applicable asset and liability accounts as of December 31, 2003 will change based on the size of the adjustment. Set forth below, however, is a presentation of some of the important components of those results based on the Company's best estimates.

As of December 31, 2003, the Company had approximately $1.0 -$1.2 billion in total assets, with the variation being due to the unknown magnitude of the gross up for reinsurance recoverables that will accompany the reserve adjustment. Investments accounted for $755.4 million. Fixed maturity investments of $695.7 million as of December 31, 2003 had an annualized yield of about 4.0% (as contrasted with 5.3% in 2002), an average credit quality of AA and an average duration of 3.2 years. The composition and yield on the investment portfolio represents the Company's continuing restructuring of that portfolio to shorter maturities and larger cash positions given its runoff status as well as the impact of continuing low interests rates. The Company also held $56.5 million and $18.1 million in short-term investments and cash, respectively, as of year-end.

Direct premiums earned in 2003 were $24.6 million in 2003, a decrease of about 85% from the prior year's approximately $159 million. The decrease was primarily attributable to the Company ceasing to write insurance in 2002. The Company anticipates that substantially no premiums will be written in 2004.

Other revenue for 2003 decreased to $7.1 million from $7.4 million in 2002. The decrease reflects a reduction in the Company's non-insurance business activities other than services provided to MIIX Advantage of approximately $1.8 million offset by an increase of approximately $1.5 million from management and related services provided to MIIX Advantage.

Net investment income amounted to $35.9 million in 2003, as contrasted with approximately $61 million in 2002. The decrease was primarily attributable to the combined effects of lower market yields and a decrease in average invested assets resulting mainly from claims payments and a corresponding increase in average short-term investments.

Underwriting expenses were about $21.3 million in 2003, as contrasted with approximately $33 million in 2002, a decrease of 35%. This decrease is primarily due to decreases in compensation and benefits expenses as a result of the Company's continuing downsizing, which reduced its total number of employees from 118 to 94 over the course of 2003. Underwriting expenses do not include funds held charges, which were approximately $19.2 million before the impact of

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the reserve adjustment. The reserve adjustment will add additional amounts to funds withheld charges.

Other expenses decreased from $3.5 million in 2002 to $0.7 million in 2003.

The Company continues to be subject to a number of risks and uncertainties. These include the following:

     o The New Jersey Insurance Commissioner has the authority to place the Company in supervision, liquidation, or rehabilitation, based on the Company's financial condition.

     o For 2002 and 2001, respectively, the Company increased prior year gross reserves by $161.2 million and $117.9 million, respectively. Continuing further reserve increases, including that contemplated for 2003, will materially and adversely affect the Company. If the trend of increasing reserves continues, the Company's ability to avoid further regulatory action will be severely compromised.

     o The Company may not be able to retain the key employees necessary to operate.

     o The Company may not be able to maintain adequate cash flow and liquidity.

     o To service claims at current rates and in runoff, the Company has repositioned its investment portfolio to shorter maturities and higher cash balances. As a result, yield on the investment portfolio has declined. Changes in the investment climate may further adversely affect the performance of the investment portfolio. In addition, due to its financial position, the Company may be required to write-down certain investments to their liquidation value.

     o The Company's aggregate reinsurance contracts contain provisions that permit the reinsurers to require the Company to pay additional premiums because of its financial condition. In December 2003, the reinsurers requested an additional $44.8 million in premium and then withdrew the request subject to certain conditions. If the reinsurers reinstitute the request for additional premium, it would have a material adverse impact on the Company.

For a discussion of additional risks and uncertainties, please refer to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 filed with the SEC on November 14, 2003.

On February 19, 2003, MIIX Insurance Company ("MIIX"), the Company's insurance subsidiary, agreed to certain operating limitations with the New Jersey Department of Banking and Insurance, including the requirement for approval by the Department prior to paying stockholder dividends. The limitations include a requirement that the Department approve the incurrence of debt and investments in below investment grade assets. On May 1, 2003, MIIX entered into an Order with the Department that sets forth the framework for the regulatory monitoring of MIIX. Among other things, the Order requires the approval of the Department

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for the payment of dividends by MIIX, for lending arrangements, investments and intercompany arrangements outside the normal course of business, and the periodic provision of financial information to the Department.

As previously disclosed, the Company continues to explore all strategic alternatives available to it, including a sale of all or a part of its assets.

The annual meeting of shareholders has been postponed. The Company expects to hold the meeting as soon as practicable after its financial review is complete and its 2003 Form 10-K is filed. The Company is notifying the SEC of the delay in filing the 2003 Form 10-K.





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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             THE MIIX GROUP, INCORPORATED


                                             By: /s/ Patricia A. Costante
                                                -----------------------------
                                                Patricia A. Costante
                                                Chairman and CEO

April 14, 2004


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                                  EXHIBIT INDEX


Exhibit No.                                 Description
-----------                                 -----------

99.1                                     Press release dated April 14, 2004


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                                  EXHIBIT 99.1
[LOGO] MIIX
THE MIIX GROUP
                                  NEWS RELEASE

  THE MIIX GROUP ANNOUNCES CONTINUING REVIEW OF FINANCIALS AND DELAY OF FILING
                           ANNUAL REPORT ON FORM 10-K

LAWRENCEVILLE, NJ, APRIL 14, 2004 - The MIIX Group, Incorporated (OTC: MIIX) announced today that it would not file its Annual Report on Form 10-K for the year ended December 31, 2003 by the April 14, 2004 extended deadline. The Company had previously filed with the Securities and Exchange Commission a notice on Form 12b-25 stating that it would be unable to file its 2003 Form 10-K by March 30, 2004 and extending the period in which it intended to file its 2003 Form 10-K to April 14, 2004.

The Company is continuing to review its financial results for year-end 2003 to determine its reserve position. As the Company continues to analyze the extent to which the Company's loss experience in fiscal year 2003 is attributable to severity and frequency of claims as contrasted with the acceleration of claims in light of the insurance operations' runoff status, it will also review first quarter 2004 results to aid in its analysis of acceleration of claims. Regardless of the actual magnitude of the reserve adjustment, the reserve adjustment will be substantial and have a material adverse effect on the Company.

For more information, please refer to the Company's Current Report on Form 8-K filed with the SEC.

Forward-Looking Statement

This news release contains forward-looking statements that are based on the Company's estimates and expectations concerning future events and anticipated results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. In particular, the Company's ability to manage successfully the solvent runoff of its business is subject to a number of contingencies and uncertainties. These uncertainties and other factors are detailed from time to time in the Company's filings with the appropriate securities commissions, and include, without limitation, the Company having sufficient liquidity and working capital, the performance of the Company's investment portfolio, the Company's ability to manage claims, maintaining existing reinsurance agreements at reasonable terms, the Company's ability to diversify its product lines, the continued adequacy of the Company's loss and loss adjustment expense reserves, the Company's avoidance of any material loss on collection of reinsurance recoverables, adverse actions of applicable regulatory agencies, general economic conditions, including changing interest rates, rates of inflation and the performance of the financial markets, adverse judicial decisions and rulings, changes in domestic and foreign laws, regulations and taxes, effects of acquisitions and divestitures and various other factors. The words "believe," "expect," "anticipate," "project" and similar expressions identify forward-looking statements. The Company's expectations regarding future earnings, growth initiatives, underwriting, cost controls, adequacy of loss and loss adjustment expense reserves, and enhancing shareholder value depend on a variety of factors, including economic, competitive and market conditions which may be beyond the Company's control and are thus difficult or impossible to predict. In light of the significant uncertainties inherent in the forward-looking information herein, the inclusion of such information should not be regarded as representation by the Company or any other person that the Company's objectives or plans will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investors & Analysts Contact:
Allen Sugerman
Chief Financial Officer
(800) 234-MIIX, ext. 1311
asugerma@miix.com

or

News Media Contact:
Emmalee Morrison
AVP Corporate Communications
(800) 234-MIIX, ext. 1335
emorriso@miix.com